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                              COMPENSATION WARRANTS
                              TO PURCHASE SHARES OF

                           GOLDEN STAR RESOURCES LTD.

                     (amalgamated under the laws of Canada)

         THIS CERTIFIES that, for value received, ______________ (the "UNDERWRITER") is the registered holder of _________ compensation warrants (the "COMPENSATION WARRANTS") and each Compensation Warrant will entitle the Underwriter, subject to the terms and conditions set forth in this certificate or by a replacement certificate (in either case, this "COMPENSATION WARRANT CERTIFICATE"), to acquire from Golden Star Resources Ltd. (the "CORPORATION") one fully paid and non-assessable common share of the Corporation (a "SHARE") at any time commencing on February 14, 2003 (the "RELEASE DATE") and continuing up to 5:00 p.m. (Toronto time) on May 14, 2004 (the "TIME OF EXPIRY") on payment of Cdn$3.00 per Share (the "EXERCISE PRICE"). The number of Shares that the Underwriter is entitled to acquire upon exercise of the Compensation Warrants and the payment of the Exercise Price are subject to adjustment as hereinafter provided.

1.       EXERCISE OF COMPENSATION WARRANTS.

         (1) Election to Purchase. The rights evidenced by this Compensation Warrant Certificate may be exercised by the Underwriter in whole or in part at any time commencing on the Release Date and continuing up to the Time of Expiry and in accordance with the provisions hereof by delivery of an election (the "ELECTION TO EXERCISE") in substantially the form attached hereto as Exhibit "1", properly completed and executed, together with payment of the Exercise Price for the number of Shares specified in the Election to Exercise at the office of the Corporation at 10579 Bradford Road, Suite 103, Littleton, Colorado, USA, 80127-4247 or such other address as may be notified in writing by the Corporation. In the event that the rights evidenced by this Compensation Warrant Certificate are exercised in part, the Corporation will, contemporaneously with the issuance of the Shares issuable on the exercise of the Compensation Warrants so exercised, issue to the Underwriter a Compensation Warrant Certificate on identical terms in respect of that number of Shares in respect of which the Underwriter has not exercised the rights evidenced by this Compensation Warrant Certificate. The Underwriter acknowledges that all applicable prospectus delivery requirements will be complied with respect to the sale of the Shares received by exercise of the Compensation Warrants.




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         (2)      Exercise. The Corporation will, on the date it receives a duly executed Election to Exercise and the Exercise Price for the number of Shares specified in the Election to Exercise (the "EXERCISE DATE"), issue that number of Shares specified in the Election to Exercise, subject to adjustment hereunder.

         (3) Certificate. As promptly as practicable after the Exercise Date and, in any event, within three (3) business days of receipt of the Election to Exercise, the Corporation will issue and deliver to the Underwriter, registered in such name or names as the Underwriter may direct or if no such direction has been given, in the name of the Underwriter, a certificate or certificates for the number of Shares specified in the Election to Exercise. To the extent permitted by law, such exercise will be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Underwriter with respect to the number of Compensation Warrants that have been exercised as such will cease, and the person or persons in whose name or names any certificate or certificates for Shares are then issuable upon such exercise will be deemed to have become the holder or holders of record of the Shares represented thereby. Such certificates shall not bear a legend with respect to the United States Securities Act of 1933, as amended (the "U.S. SECURITIES ACT").

         (4) Fractional Shares. To the extent that the Underwriter is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may only be exercised in respect of such fraction in combination with another Compensation Warrant or other Compensation Warrants that in the aggregate entitle the Underwriter to receive a whole number of Shares. If the Underwriter is not able to, or elects not to, combine Compensation Warrants so as to be entitled to acquire a whole number of Shares, the Underwriter will not be entitled to any compensation or other right in lieu of fractional Shares.

2.       ANTI-DILUTION PROTECTION.

         (1) Definitions. For the purposes of this section 2, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below will have the respective meanings specified therefor in this subsection:

                  (a) "ADJUSTMENT PERIOD" means the period commencing on the date hereof and ending at the Time of Expiry;

                  (b) "CURRENT MARKET PRICE" of the Shares at any date means the price per share equal to the weighted average price at which the Shares




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                           have traded on the Toronto Stock Exchange or, if the
                           Shares are not then listed on the Toronto Stock Exchange, on such other Canadian stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not more than five business days before such date; provided that the weighted average price will be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Shares so sold; and provided further that if the Shares are not then listed on any Canadian stock exchange or traded in the over-the-counter market, then the Current Market Price will be determined by such firm or independent chartered accountants as may be selected by the directors of the Corporation;

                  (c) "DIRECTOR" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

                  (d) "TRADING DAY" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

         (2) Adjustments. The Exercise Price and the number of Shares issuable to the Underwriter upon exercise of the Compensation Warrants are subject to adjustment from time to time in the events and in the manner provided as follows:

                  (a) If at any time during the Adjustment Period the Corporation shall:

                           (i) fix a record date for the issue of, or issue, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

                           (ii) fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Shares payable in Shares or rights, options, warrants or other securities exchangeable for or convertible into Shares;



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
                           (iii) subdivide the outstanding Shares into a greater number of Shares; or

                           (iv) consolidate the outstanding Shares into a lesser number of Shares;

                           (any of such events in subclauses (i), (ii), (iii) and (iv) above being herein called a "COMMON SHARE REORGANIZATION"), the Exercise Price will be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

                                    (A)     the numerator of which will be the
                                            number of Shares outstanding on
                                            such record date or effective date
                                            before giving effect to such Common
                                            Share Reorganization; and

                                    (B)     the denominator of which will be
                                            the number of Shares that will be
                                            outstanding immediately after
                                            giving effect to such Common Share
                                            Reorganization (including in the
                                            case of a distribution of
                                            securities exchangeable for or
                                            convertible into Shares, the number
                                            of Shares that would be outstanding
                                            had such securities all been
                                            exchanged for or converted into
                                            Shares on such date).

                           To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 2(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Shares, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price that would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

                  (b) If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for



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                           such issue (such period being the "RIGHTS PERIOD"),
                           to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Shares on such record date (any of such events being herein called a "RIGHTS OFFERING"), the Exercise Price will be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

                           (i)   the numerator of which will be the aggregate of

                                 (A) the number of Shares outstanding on the record date for the Rights Offering; and

                                 (B)   the quotient determined by dividing

                                       (I)     either (a) the product of the
                                               number of Shares offered during
                                               the Rights Period pursuant to
                                               the Rights Offering and the
                                               price at which such Shares are
                                               offered, or, (b) the product of
                                               the exchange or conversion price
                                               of the securities so offered and
                                               the number of Shares for or into
                                               which the securities offered
                                               pursuant to the Rights Offering
                                               may be exchanged or converted,
                                               as the case may be, by

                                       (II)    the Current Market Price of the
                                               Shares as of the record date for
                                               the Rights Offering; and

                           (ii) the denominator of which will be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Shares, the number of Shares for or into which such securities may be exchanged or converted).

                           If by the terms of the rights, options, or warrants referred to in this Section 2(2)(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the



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                           aggregate conversion or exchange price of the
                           convertible or exchangeable securities so offered, will be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Share, as the case may be. Any Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 2(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this Section 2(2)(b), the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

                  (c) If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the Shares of:

                           (i) shares of the Corporation of any class other than Shares;

                           (ii) rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares (other than a Rights Offering);

                           (iii)    evidences of indebtedness of the
                                    Corporation; or

                           (iv)     any property or assets of the Corporation;

                           and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "SPECIAL DISTRIBUTION"), the Exercise Price will be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

                                    (A)    the numerator of which will be the
                                           difference between

                                           (I)   the product of the number of
                                                 Shares outstanding on such
                                                 record date and the Current
                                                 Market Price of the Shares on
                                                 such record date, and




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                                            (II)   the fair value, as determined
                                                   by the directors of the
                                                   Corporation, to the holders
                                                   of the Shares of the shares,
                                                   rights, options, warrants,
                                                   evidences of indebtedness or
                                                   property or assets to be
                                                   issued or distributed in the
                                                   Special Distribution, and

                                    (B)     the denominator of which will be
                                            the product obtained by multiplying
                                            the number of Shares outstanding on
                                            such record date by the Current
                                            Market Price of the Shares on such
                                            record date.

                           Any Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 2(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares referred to in this Section 2(2)(c), the Exercise Price will be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount that would then be in effect if the fair market value had been determined on the basis of the number of Shares issued and remaining issuable immediately after such expiry, and will be further readjusted in such manner upon the expiry of any further such right.

                  (d) If at any time during the Adjustment Period there occurs:

                           (i) a reclassification or redesignation of the Shares, any change of the Shares into other shares or securities or any other capital reorganization involving the Shares other than a Common Share Reorganization;

                           (ii) a consolidation, amalgamation or merger of the Corporation with or into any other body corporate that results in a reclassification or redesignation of the Shares or a change of the Shares into other shares or securities; or

                           (iii) the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;



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                           (any of such events being herein called a "CAPITAL
                           REORGANIZATION"), after the effective date of the Capital Reorganization, the Underwriter will be entitled to receive, and will accept, for the same aggregate consideration, upon exercise of the Compensation Warrants, in lieu of the number of Shares to which the Underwriter was theretofore entitled upon the exercise of the Compensation Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization that the Underwriter would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Underwriter had been the registered holder of the number of Shares to which the Underwriter was theretofore entitled to purchase or receive upon the exercise of the Compensation Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments will be made in the application of the provisions of this Compensation Warrant Certificate with respect the rights and interest thereafter of the Underwriter to the end that the provisions of this Compensation Warrant Certificate will thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Compensation Warrant Certificate.

                  (e) If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price occurs pursuant to the provisions of Section 2(2)(a),
                           Section 2(2)(b) or Section 2(2)(c) hereof, then the number of Shares purchasable upon the subsequent exercise of this Compensation Warrant will be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of the Compensation Warrants immediately prior to such adjustment or readjustment by a fraction, which will be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

         (3) Rules. The following rules and procedures are applicable to adjustments made pursuant to Section 2(2) of this Compensation Warrant Certificate.

                  (a) Subject to the following provisions of this Section 2(3), any adjustment made pursuant to Section 2(2) hereof will be made successively whenever an event referred to therein occurs.

                  (b) No adjustment in the Exercise Price will be required unless the adjustment would result in a change of at least one per cent in the



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                           Exercise Price then in effect and no adjustment will
                           be made in the number of Shares purchasable or issuable on the exercise of the Compensation Warrants unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments that, except for the provisions of this
                           Section 2(3)(b) would otherwise have been required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Section 2(2) of this Compensation Warrant Certificate, no adjustment of the Exercise Price will be made that would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of the Compensation Warrants (except in respect of a consolidation of the outstanding Shares).

                  (c) If at any time during the Adjustment Period the Corporation will take any action affecting the Shares, other than an action or an event described in
                           Section 2(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Underwriter under this Compensation Warrant Certificate, the Exercise Price and/or the number of Shares purchasable under this Compensation Warrant Certificate will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Shares will be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

                  (d) No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of this Compensation Warrant will be made in respect of any event described in Section 2 hereof if the Underwriter is entitled to participate in such event on the same terms mutatis mutandis as if the Underwriter had exercised the Compensation Warrants prior to or on the record date or effective date, as the case may be, of such event.

                  (e) If the Corporation sets a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and will thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the



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                           Compensation Warrants will be required by reason of
                           the setting of such record date.

                  (f) In any case in which this Compensation Warrant Certificate requires that an adjustment become effective immediately after a record date for an event referred to in Section 2(2) hereof, the Corporation may defer, until the occurrence of such event:

                           (i) issuing to the Underwriter, to the extent that the Compensation Warrants are exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

                           (ii) delivering to the Underwriter any distribution declared with respect to such additional Shares after such record date and before such event;

                           provided, however, that the Corporation will deliver to the Underwriter an appropriate instrument evidencing the right of the Underwriter, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Compensation Warrants and to such distribution declared with respect to any such additional Shares issuable on this exercise of the Compensation Warrants.

                  (g) If a dispute at any time arises with respect to any adjustment of the Exercise Price or the number of Shares purchasable pursuant to this Compensation Warrant Certificate, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

         (4) Taking of Actions. As a condition precedent to the taking of any action that would require an adjustment pursuant to
                  Section 2(2) hereof, the Corporation will take any action that may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Shares that the Underwriter is entitled to receive in accordance with the provisions of this Compensation Warrant Certificate.



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         (5)      Notice. At least twenty-one days prior to any record date or effective date, as the case may be, for any event that requires or might require an adjustment in any of the rights of the Underwriter under this Compensation Warrant Certificate, including the Exercise Price and the number of Shares that are purchasable under this Compensation Warrant Certificate, the Corporation will deliver to the Underwriter a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Section 2(5) must be given is not then determinable, the Corporation will promptly give notice that the adjustment is not then determinable, and the Corporation will promptly after such adjustment is determinable deliver to the Underwriter a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Shares will be open, and that the Corporation will not take any action that might deprive the Underwriter of the opportunity of exercising the rights of subscription contained in this Compensation Warrant Certificate, during such twenty-one day period.

3.       COVENANTS OF THE CORPORATION.

         The Corporation covenants with the Underwriter that for so long as any Compensation Warrants remain outstanding:

                  (a) it will reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, a sufficient number of Shares for the purpose of enabling it to satisfy its obligations to issue Shares upon the exercise of the Compensation Warrants;

                  (b) it will cause the Shares and the certificates representing the Shares acquired pursuant to the exercise of the Compensation Warrants to be duly issued and delivered in accordance with this Compensation Warrant Certificate;

                  (c) all Shares that are issued upon exercise of the Compensation Warrants will be issued as duly authorized, validly issued, fully paid and non-assessable;

                  (d) it will make all requisite filings, including filings with securities regulatory authorities in Canada and the United States, in connection with the exercise of the Compensation Warrants and the issue of the Shares issuable upon exercise thereon;



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
                  (e) it will take such actions as may be reasonably necessary and as are within its power to ensure that all Shares may be so issued pursuant to the terms hereof without violation of any applicable laws or the applicable requirements of any exchange upon which the Shares of the Corporation may be listed or in respect of which such Shares are qualified for unlisted trading privileges;

                  (f) it will use its best efforts to maintain its status as a reporting issuer not in default under, and not be in default in any material respect of the applicable requirements of, the applicable securities laws of each of the provinces of Canada and the federal securities laws of the United States from the date hereof up to and including the Time of Expiry;

                  (g) if any Shares, required to be reserved for the purpose of issue upon exercise of the Compensation Warrants hereunder, require registration or approval of any governmental authority under any federal or state law before such Shares may be issued upon exercise of the Compensation Warrants, the Corporation will use its best efforts to cause such securities to be duly registered or approved, as the case may be, and to the extent practicable, take all action in anticipation of and prior to the exercise of the Compensation Warrants;

                  (h) the Corporation shall have filed on or before February 14, 2003, a prospectus supplement to its registration statement on Form S-3 (File No. 333-102225), or shall have filed another registration statement on Form S-3 (or, if Form S-3 is not available, on such form of registration statement as is then available), specifically related to the Compensation Warrants and the Shares, with the United States Securities and Exchange Commission with respect to the Shares and Compensation Warrants (the "REGISTRATION STATEMENT"), and shall use its best efforts to maintain such Registration Statement continuously effective under the U.S. Securities Act so as to allow the unrestricted sale of the Shares to the public from time to time commencing on the Release Date and ending on the Time of Expiry (the "REGISTRATION PERIOD"). The Corporation will file such post-effective amendments and supplements as may be necessary to maintain the currency of the Registration Statement during the period of its use and shall prepare and file such additional prospectus supplements as may be necessary to allow the unrestricted sale of the Shares to the public. In addition if the Underwriter is advised by counsel that the Registration Statement or prospectus supplement relating to the

                           Shares, in their opinion, is deficient in any material respect, the Corporation will use its best efforts to cause the Registration Statement or prospectus supplement, as the case may be, to be amended to eliminate the concerns raised. The Corporation will also file such applications and other documents necessary to permit the sale of the Shares to the public during the Registration Period in all U.S. States in which the Shares are not otherwise exempt from such securities registration requirements. For purposes of the foregoing, "U.S. States" means the 50 states of the United States of America, the District of Columbia, Puerto Rico and Guam;

                  (i) the Corporation will furnish to the Underwriter the number of copies of a prospectus, in conformity with the requirements of Section 10 of the U.S. Securities Act, and such other documents as it may reasonably request, in order to facilitate the disposition of the Shares owned by it;

                  (j) it will use its best efforts to ensure that all Shares issued and outstanding, or issuable from time to time, will be listed and posted for trading on the Toronto Stock Exchange and the American Stock Exchange; and

                  (k) it will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence.

4.       NO TRANSFER OF WARRANT.

         The Compensation Warrants evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the Underwriter.

5.       REPLACEMENT.

         Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Compensation Warrant Certificate), the Corporation will issue to the Underwriter a replacement certificate containing the same terms and conditions as this Compensation Warrant Certificate.

6.       EXPIRY.

         The Compensation Warrants will expire and all rights to purchase Shares hereunder will cease and become null and void at the Time of Expiry.

7.       INABILITY TO DELIVER SHARES.

         If for any reason, other than the failure or default of the Underwriter, the Corporation is unable to issue and deliver the Shares or other securities or property as contemplated herein to the Underwriter upon the proper exercise by the Underwriter of the right to purchase any of the Shares covered by this Compensation Warrant Certificate, provided that the Shares are listed on a securities exchange or for which there are at least two independent market makers, the Corporation may pay, at its option and in complete satisfaction of its obligations hereunder, to the Underwriter, in cash, an amount equal to the difference between the Exercise Price and aggregate low asked price, or closing price, as the case may be, of the Shares on the Exercise Date; in the event of such payment, the Corporation will pay to the Underwriter the above-described payment, in cash, within 10 business days after receipt of the Election to Exercise.

8.       TIME.

         Time will be of the essence of this Compensation Warrant Certificate.

9.       GOVERNING LAW.

         The laws of the Province of Ontario and the laws of Canada applicable therein will govern this Compensation Warrant Certificate and the Compensation Warrants.

10.      SUCCESSOR.

         This Compensation Warrant Certificate will enure to the benefit of and will be binding upon the Underwriter and the Corporation and their respective successors.

11.      GENERAL.

         This Compensation Warrant Certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation. The holding of the Compensation Warrants evidenced by this Compensation Warrant Certificate will not, in itself, constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof, except as expressly provided in this Compensation Warrant Certificate.

         IN WITNESS WHEREOF the Corporation has caused this Compensation Warrant Certificate to be signed by its duly authorized officer.


         DATED as of the                 day of                         , 2003.
                         ---------------       -------------------------



                                              GOLDEN STAR RESOURCES LTD.


                                              By:
                                                 -------------------------------
                                                 Authorized Signing Officer

                                   EXHIBIT "1"

                              ELECTION TO EXERCISE

TO:      GOLDEN STAR RESOURCES LTD.

The undersigned hereby irrevocably elects to exercise the number of Compensation Warrants of Golden Star Resources Ltd. set out below for the number of Shares (or other property or securities subject thereto) as set forth below:

         (a)  Number of Compensation Warrants to be Exercised:
                                                              ------------------

         (b)  Number of Shares to be Acquired:
                                             -----------------------------------

         (c)  Exercise Price per Share:
                                       -----------------------------------------

         (d)  Aggregate Purchase Price [(b) multiplied by (c)]: $
                                                                 ---------------

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

         DATED this         day of                  , 200   .
                   --------       ------------------     ---



                                             [NAME OF UNDERWRITER]



                                             By:
                                                --------------------------------


Direction as to Registration


Name of Registered Holder:
                                             -----------------------------------

Address of Registered Holder:
                                             -----------------------------------


                                             -----------------------------------


                                             -----------------------------------